UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 3, 2017
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

 (203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2017, the Company entered into the Securities Purchase Agreement identified under Item 2.01 to this Current Report on Form 8-K.  The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 3, 2017, the Company entered into Securities Purchase Agreement (the “Securities Purchase Agreement”) with Velvac Holdings, Inc., a Delaware corporation (“Valvec”), Jeffery R. Porter, W. Greg Bland, John Backovitch, Dave Otto, Bob Otto,  Timothy  Rintelman, Robert  Brester,  Dan Mcgrew, Mark Moeller, Prospect Partners II, L.P. (collectively, the “Sellers”). Pursuant to the Securities Purchase Agreement, the Company acquired 100% of the issued and outstanding stock of Valvec from the Sellers (the “Acquisition”) for $39.5 million and an earnout consideration contingent upon Velvac achieving minimum earnings performance levels and based on sales of Velvac’s new proprietary Road-iQ product line (the “Earnout Consideration”).

Velvac is a premier designer and manufacturer of proprietary vision technology for original equipment manufacturers serving the heavy-duty and medium-duty truck, motorhome, and bus markets.  Approximately two-thirds of Velvac’s sales are represented by proprietary mirrors and camera-enabled vision systems that provide substantial value to their customers.  The remaining one-third of sales are represented by aftermarket components.  Velvac recorded net sales of approximately $60 million for Fiscal year 2016. Velvac maintains manufacturing operations in Reynoso, Mexico and has distribution facilities at its headquarters in New Berlin, Wisconsin; in El Paso, Texas; Anaheim, California; and in Toronto, Ontario, Canada.  Velvac also operates a facility in Bellingham, Washington in connection with the development of the new Road-iQ product line.

The Securities Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature, including covenants by the Sellers to indemnify the Company for breaches of certain representations, warranties and covenants in the Securities Purchase Agreement. With respect to breaches of certain of thse representations, warranties and covenants, the parties have agreed to customary indemnification provisions, subject to certain customary exclusions and caps.  The parties have also entered into an escrow agreement providing for an indemnity escrow to be used to satisfy certain of the indemnification obligations of the Sellers. The Company has also purchased a representations and warranties insurance policy, under which it may seek coverage for breaches of certain of the representations, warranties and covenants in the Securities Purchase Agreement, subject to customary exclusions and retention amounts. This representations and warranties insurance policy will be the sole recourse for breaches of certain of these representations, warranties and covenants.  In addition, the Company has certain setoff rights against the Earnout Consideration for breaches of certain of these representations and warranties. The Stock Purchase Agreement has been filed herewith as Exhibit 2.1 and the description set forth above is qualified in its entirety by the full terms of the Stock Purchase Agreement.

The above description of the Securities Purchase Agreement and the copy of the Securities Purchase Agreement filed herewith have been included to provide the Company’s stockholders with summary information regarding its terms.  The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for the purposes of the Securities Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Securities Purchase Agreement, are subject to limitations and qualifications agreed upon by such parties therein and may be subject to a contract standards of materiality different from those generally applicable to the Company’s stockholders.

The Company’s stockholders are not third-party beneficiaries under the Securities Purchase Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of these representations and warranties may change after the date of the Securities Purchase Agreement which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation

On April 3, 2017, the Company signed an amended and restated loan agreement (the “Loan Agreement”) with People’s United Bank that included a $31 million term portion and a $10 million revolving credit portion.  Proceeds of the loan were used to repay the remaining outstanding term loan of the Company (approximately $1,429,000) and to acquire 100% of the common stock of Velvac Holdings Inc.  The term portion of the loan requires quarterly principal payments of $387,500 for a two-year period beginning July 3, 2017.  The repayment amount then increases to $775,000 per quarter beginning July 1, 2019.  The term loan is a five-year loan with the remaining balance due on March 1, 2022.  The revolving credit portion has a quarterly commitment fee ranging from 0.2% to 0.375% based on operating results.  Under the terms of the Agreement, this rate will be 0.25% for the first six months.  The revolving credit portion has a maturity date of April 1, 2022.  On April 3, 2017, the Company borrowed approximately $6.6 million on the revolving credit facility.

The interest rates on the term and revolving credit portion of the Loan Agreement vary.  The interest rates may vary based on the LIBOR rate plus a margin spread of 1.75% to 2.50%.  The margin spread is based on operating results calculated on a rolling-four-quarter basis.  The Company may also borrow funds at the lender’s prime rate.  On April 3, 2017, the interest rate for one half ( $15.5 million) of the term portion was 2.98%, using a 1 month LIBOR rate and 3.15% on the remaining balance ($15.5 million) of the term loan based on a 3 month LIBOR rate. The interest rate on the first $5 million of the revolving credit portion was 2.98% with the remaining balance of approximately $1.6 million at 4.0%, the bank’s prime rate.

The Company’s loan covenants under the Loan Agreement require the Company to maintain a consolidated minimum debt service coverage ratio of at least 1.1 to 1 for periods through December 31, 2018 and 1.2 to 1 thereafter to be tested quarterly on a twelve-month trailing basis.  In addition, the Company will be required to show a maximum total leverage ratio of 4.0x for periods through December 31, 2018, 3.5x for the period January 1, 2019 through December 31, 2019, 3.25x for the period January 1 2020 through December 31, 2020 and 3.0x thereafter.

On April 4, 2017, the Company entered into an interest rate swap contract with the lender with an original notational amount of $15,500,000, which is equal to 50% of the outstanding balance of the term loan on that date.  The notational amount will decrease on a quarterly basis beginning July 3, 2017 following the principal repayment schedule of the term loan.  The Company has a fixed interest rate of 1.98% on the swap contract and will pay the difference between the fixed rate and LIBOR when LIBOR is below 1.98% and will receive interest when the LIBOR rate exceeds 1.98%.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On April 4, 2017, Eastern issued a press release announcing the closing of the Acquisition under the Securities Purchase Agreement, a copy of which press release is furnished herewith in Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Financial statements are not included in this Current Report on Form 8-K and will be filed by amendment to this current report within seventy-one (71) calendar days after the date of filing hereof.

(b) Pro Forma Financial Information.

Pro forma financial information statements are not included in this Current Report on Form 8-K and will be filed by amendment to this current report within seventy-one (71) calendar days after the date of filing hereof.

(d) Exhibits

Exhibit Number	Exhibit Title
2.1
Securities Purchase Agreement dated April 3, 2017, among the Company Velvac Holdings, Inc., Jeffery R. Porter, W. Greg Bland, John Backovitch, Dave Otto, Bob Otto,  Timothy  Rintelman, Robert  Brester,  Dan Mcgrew, Mark Moeller, and Prospect Partners II, L.P.

99.1	Amended and Restated Loan Agreement between the Company and People’s United Bank, National Association dated April 3, 2017
99.2	ISDA Master Agreement between the Company and People’s United Bank, National Association dated April 3, 2017 (the “ISDA Master Agreement”)
99.3	ISDA Schedule to the ISDA Master Agreement between the Company and People’s United Bank, National Association dated April 3, 2017
99.4	Press release issued on April 4, 2017, announcing the closing of the Acquisition under the Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: April 7, 2017	By: /s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer

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